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                                                                    EXHIBIT 10.3

                                eMachines, Inc.

                             AMENDED AND RESTATED

                       RIGHTS AND RESTRICTIONS AGREEMENT

     This AMENDED AND RESTATED RIGHTS AND RESTRICTIONS AGREEMENT(the "Agreement") is entered into as of August 18, 1999, by and among eMachines, Inc., a Delaware corporation (the "Company"), the holders of Series A Preferred Stock identified as such on Schedule A attached hereto (the "Investors"), the
                            ----------
holders of shares ("Shares") of Common Stock of the Company ("Common Stock") identified as such on Schedule A attached hereto (the "Founders", and the
                      ----------
Investors and the Founders, the "Shareholders"), and such holders of other securities of the Company who have registration or other rights with respect to such securities or to the securities of the Company issuable upon exercise or conversion thereof (the "Additional Rightsholders") identified as such from time to time on Schedule A attached hereto. The Investors are acquiring their shares
           ----------
of Series A Preferred Stock contemporaneously herewith or at a later date, in each case pursuant to a Series A Preferred Stock Purchase Agreement dated as of August 18, 1999 (the "Stock Purchase Agreement").


                                R E C I T A L S

     A. The Company was incorporated on September 18, 1998 as a corporation under the laws of the State of Delaware, United States of America. The Company and the Founders are party to that certain Shareholders Agreement dated as of June 10, 1999 (the "Shareholders Agreement").

     B. Each of the Investors and the Founders owns, and each Additional Rightsholder that shall enter into this Agreement owns, (i) that number of outstanding shares of the Company"s Series A Preferred Stock ("Series A Preferred") or Shares of Common Stock (Common Stock and Series A Preferred, collectively, the "Equity Securities") and (ii) such warrants and/or options with respect to the Equity Securities, in each case, as is set forth opposite his, her, or its name on Schedule A hereto.
                         ----------

     C. The Company, the Investors and the Founders have reached an understanding concerning various aspects of their relationships among themselves and the organization and operation of the Company and its business. This Agreement sets forth this understanding, terminates the Shareholders Agreement and amends, restates and supersedes in its entirety that certain Rights and Restrictions Agreement dated as of June 10, 1999, by and among the Company and the Founders (the "Initial Rights Agreement").

     D. The Investors acknowledge and agree, and each Additional Rightsholder that shall enter into this Agreement acknowledges and agrees, that as a condition to purchasing their Equity Securities, they are subject to certain rights and restrictions as enumerated herein.
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     NOW, THEREFORE IT IS AGREED:

     1.   Prior Rights; Definitions

          1.1  Termination of Prior Rights.
               ---------------------------

               (a) Upon execution of this Agreement by the Company, the Founders and the Investors, the Shareholders Agreement shall be terminated in its entirety and the Initial Rights Agreement shall be terminated and superseded entirely by this Agreement. Execution of this Agreement by each Founder shall constitute the consent of such Founder referred to in Section 8 of the Initial Rights Agreement to the preferential registration rights granted to the Investors hereunder.

               (b) Upon execution of this Agreement by the Company and an Additional Rightsholder, all rights relating to the registration or qualification of the Company"s securities, under the Securities Act of 1933, as amended (the "1933 Act"), or other applicable state and federal securities laws that such Additional Rightsholder has under any warrant, stock option, or other security or agreement (other than this Agreement) shall be terminated, and the Company shall be required to include securities of the Company held by such Additional Rightsholder (or any transferee or assignee thereof) in a registration statement filed by the Company under the 1933 Act only if and upon the terms and conditions set forth in this Agreement.

               (c) Upon execution of this Agreement by a party to the Initial Rights Agreement, such party hereby waives the Shareholders" Maintenance Right pursuant to Section 17 of the Initial Rights Agreement with regard to the issuance by the Company of its Series A Preferred Stock, the AOL Warrant (as defined in the Stock Purchase Agreement) and the Shares of Common Stock underlying the AOL Warrant, and the 419,538 Shares of Common Stock ("KDS Common") issued to Korea Data Systems America, Inc. ("KDS") pursuant to the Agreement (amending Trademark Assignment) dated as of August 16, 1999 between the Company and KDS. Upon execution of this Agreement by a majority of the outstanding Shares of Common Stock held by the Founders, as such term was defined in the Initial Rights Agreement, entitled to the Shareholders" Maintenance Right pursuant to Section 17 of the Initial Rights Agreement, such Shareholders" Maintenance Right shall be deemed waived as to all Founders with respect to the issuance and sale of the Series A Preferred, the AOL Warrant, the Shares of Common Stock underlying the AOL Warrant, and the KDS Common. Execution of this Agreement by each Founder shall constitute the waiver of such Founder of the written notice to which it was entitled under such Section of the issuance and sale of Series A Preferred, the AOL Warrant, the Shares of Common Stock underlying the AOL Warrant, and the KDS Common.

               1.3  Certain Definitions.  As used in this Agreement, the
                    -------------------
following terms shall have the following meanings (such meanings to be equally applicable to both singular and plural forms of the terms defined herein):

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     "Change in Control" shall mean the occurrence of (i) the sale of all or substantially all the assets of the Company; or (ii) consummation of any acquisition, consolidation or merger of the Company other than an acquisition, consolidation or merger of the Company in which the holders of Common Stock immediately prior to the acquisition, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of capital stock of the continuing or surviving corporation immediately after the acquisition, consolidation or merger.

     "Commission" shall mean the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act.

     "Excluded Registration Statement" shall mean a registration statement relating to a Rule 145 transaction, an offering solely to employees or a registration on any form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities.

     "Founder Registrable Securities" means (i) the Shares owned of record by the Founders on the date hereof, and (ii) any shares of the Company issued or issuable in respect of such Shares upon any stock split, stock dividend, recapitalization, or similar event, (iii) the Shares of Common Stock (other than Investor Registrable Securities) issued to the Industrial Investor pursuant to the warrants issued and to be issued to the Industrial Investor by the Company in connection with the Industrial Investor's purchase of shares of Series A Preferred, and (iv) any other shares of Common Stock held by persons holding the securities described in clauses (i) and (ii) of this paragraph; provided,
                                                                --------
however, that Founder Registrable Securities shall not include (A) securities
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that have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) securities that have been sold or made available for sale in the opinion of counsel to the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are or shall be removed upon the consummation of such sale or (C) any securities if such securities constitute all of the securities of a Holder or its affiliate and all such securities may be sold by the Holder thereof (or by such affiliate) within a three month period following the Company"s initial public offering pursuant to Rule 144 promulgated under the Securities Act, or any successor rule.

     "Holder" shall mean any Shareholder holding Registrable Securities and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in compliance with Section 2 hereof. Without limiting the generality of the foregoing, no Additional Rightsholder shall be a Holder hereunder except with respect to any Registrable Securities that such Additional Rightsholder may hold at any time or from time to time.

     "Industrial Investor" shall mean America Online, Inc., a Delaware corporation. Except as otherwise noted herein, the Industrial Investor shall be an Investor for all purposes hereof to the extent that it shall hold Investor Registrable Securities and a Founder for all purposes hereof to the extent that it shall hold any Shares of Common Stock (other than Investor Registrable Securities).

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     "Initiating Holders" shall mean any Holder or Holders of not less than fifty percent (50%) of the then outstanding Investor Registrable Securities.

     "Investor Registrable Securities" means (i) the Shares of Common Stock issued or issuable upon conversion of shares of Series A Preferred owned of record by any Investor on the effective date of this Agreement with respect to such Investor, (ii) any shares of the Company issued or issuable in respect of the shares of Series A Preferred (or in respect of any Shares of Common Stock issued or issuable upon conversion of shares of Series A Preferred) upon any stock split, stock dividend, recapitalization, or similar event, and (iii) any other Shares of Common Stock held by persons holding the securities described in clauses (i) and (ii) of this paragraph; provided, however, that Investor
                                        --------  -------
Registrable Securities shall not include (A) securities that have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) securities that have been sold or made available for sale in the opinion of counsel to the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are or shall be removed upon the consummation of such sale, or
(C) any securities if such securities constitute all of the securities of a Holder or its affiliate and all such securities may be sold by the Holder thereof (or by such affiliate) within a three month period following the Company"s initial public offering pursuant to Rule 144 promulgated under the Securities Act, or any successor rule.

     "IPO" shall mean the declaration of the Commission of the effectiveness of a registration statement filed by the Company in connection with a firmly underwritten public offering with an aggregate price to the public exceeding $30,000,000.

     "New Securities" shall have the meaning set forth in Section 17.1.

     "Registrable Securities" shall mean, collectively, the Investor Registrable Securities, the Founder Registrable Securities, and the Rightsholder Registrable Securities.

     The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 5 and 6 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company, and Selling Expenses).

     "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 2 hereof.

     "Rightsholder Registrable Securities" means (i) the Shares of Common Stock issued or issuable upon exercise or conversion or (consecutive exercises or conversions) of any warrant,

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option, right or other security of the Company owned of record by any Additional
Rightsholder on the date of signature of this Agreement by such Additional Rightsholder, and (ii) any Shares of the Company issued or issuable in respect of such securities (or in respect of any Shares of Common Stock issued or issuable upon single or multiple exercise or conversion of such securities) upon any stock split, stock dividend, recapitalization, or similar event, and (iii) any other Shares of Common Stock held by, or issuable upon exercise or conversion of other securities held by, persons holding the securities described in clauses (i) and (ii) of this paragraph; provided, however, that Rightsholder
                                           --------  -------
Registrable Securities shall not include (A) securities that have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) securities that have been sold or made available for sale in the opinion of counsel to the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are or shall be removed upon the consummation of such sale, or
(C) any securities if such securities constitute all of the securities of a Holder or its affiliate and all such securities may be sold by the Holder thereof (or by such affiliate) within a three month period following the Company"s initial public offering pursuant to Rule 144 promulgated under the Securities Act, or any successor rule.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth in Section 9.3, all reasonable fees and disbursements of counsel for any Holder.

     "Selling Holder" shall have the meaning set forth in Section 16.

     Certain other defined terms used herein have the meanings set forth in
Section 16 and Section 17 of this Agreement.

     2. Restrictions on Transferability; Restrictive Legend; Notice of Proposed Transfers.

          2.1 The Shares and shares of Series A Preferred shall not be sold, assigned, transferred or pledged except upon satisfaction of the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Shareholder will cause any proposed purchaser, assignee, transferee, or pledgee of the Shares or shares of Series A Preferred held by such Shareholder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Each Additional Rightsholder will cause any proposed purchaser, assignee, transferee, or pledgee of the Shares or shares of Series A Preferred held by such Additional Rightsholder (or issuable upon conversion or exercise of the securities held by such Additional Rightsholder) to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

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          2.2  Each certificate representing (i) the Shares or shares of Series
A Preferred and (ii) any other securities issued in respect of the Shares or such shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with the following legend (in addition to any legend required by any other agreement or under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION.

     Each Shareholder and Additional Rightsholder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Shares or shares of Series A Preferred in order to implement the restrictions on transfer established in this Agreement.

          2.3 The holder of each certificate representing Shares or shares of Series A Preferred by acceptance thereof agrees to comply in all respects with the provisions of this Agreement, including, without limitation, Section 16 hereof. Prior to any proposed sale, assignment, transfer or pledge of any Shares or shares of Series A Preferred (other than a transfer not involving a change in beneficial ownership), the holder thereof shall give written notice to the Company of such holder"s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, including the information required by Section 16.1 to the extent the provisions of Section 16 are still in effect, and shall be accompanied, at such holder"s expense by either (i) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of this Agreement and of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144 or pursuant to an effective registration statement, the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder that

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is acceptable to the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

     3.   Financial Information

          3.1 For so long as any Shareholder owns separately (and not aggregated together with any of its affiliates for purposes of Section 19.12 hereof) 125,000 or more Shares of Common Stock or shares of Preferred Stock, on an as if converted basis (adjusted for stock splits, combinations, and the like), the Company will furnish the following reports to such Shareholder:

               (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, all in reasonable detail and certified by the Chief Financial Officer or Chief Executive Officer of the Company; and

               (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries for such period, prepared in accordance with GAAP consistently applied, subject to changes resulting from year-end audit adjustments and the absence of notes, all in reasonable detail and certified by the Chief Financial Officer or Chief Executive Officer of the Company.

     Anything in this Section 3 to the contrary notwithstanding, no Shareholder by reason of this Agreement shall have access to any trade secrets or classified information of the Company. Each Shareholder hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential or proprietary information provided to such Shareholder pursuant to this Section 3. Each Shareholder further acknowledges and understands that any information so obtained which may be considered "inside" non-public information will not be utilized by such Shareholder in connection with purchases and/or sales of the Company"s securities except in compliance with applicable state and federal anti-fraud statutes. The Company shall not be required to comply with this
Section 3 in respect of any Shareholder whom the Company reasonably determines to be a competitor of the Company or an officer, employee, director or greater than ten percent (10%) stockholder of such competitor. The Industrial Investor shall not be considered to be a competitor of the Company unless reasonably determined by the Board of Directors of the Company, in good faith and after due deliberation, to be a direct competitor of the Company.

     4.   Share Allocation

          4.1 Subject to any applicable legal and regulatory limitations, the Company shall, and shall cause all underwriters that it shall engage to, offer in the Share Allocation to each of the

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holders of Series A Preferred that shall exercise its option to do so out of the
Shares of Common Stock registered with the SEC in connection with the IPO ("IPO Shares") such holder"s Pro Rata Share of the IPO Shares included in the Share Allocation. Such offer shall be made to each such holder at the gross public offering price set forth on the cover page of the final Prospectus included as a part of the Company"s Registration Statement. The participation of any holder of Series A Preferred in the Share Allocation shall be conditioned in all cases on that holder"s compliance with all applicable federal and state securities laws, in particular without limiting the generality of the foregoing on its compliance with applicable disclosure requirements and Rule IM-2110-1 in the Manual of the National Association of Securities Dealers, Inc.

          4.2 The "Share Allocation" shall mean the offer of certain IPO Shares to the holders of Series A Preferred in accordance with the terms and conditions of this Section 4, and shall include the number of IPO Shares calculated by dividing $10,000,000 by the gross per Share offering price in the IPO as set forth on the cover page of the final Prospectus included as a part of the Company"s Registration Statement. As set forth in this Section 4, a Series A Preferred holder"s "Pro Rata Share" at any time shall mean a fraction the numerator of which is the number of shares of Series A Preferred then held by such holder and the denominator of which is the total number of shares of Series A Preferred then outstanding.

          4.3 The Company shall transmit to each holder of Series A Preferred at its address as set forth in the shareholders register of the Company (or of its transfer agent, if any) within five business days after the date of the preliminary prospectus with respect to the IPO (and within five business days after the date of any later preliminary prospectus with respect to the IPO if the IPO shall be abandoned for any reason at any time or from time to time) a copy of such preliminary prospectus together with the Company"s calculation based on its shareholder register (or the shareholders register of its transfer agent, if any) of each such holder"s Pro Rata Share. Each holder of Series A Preferred that shall desire to exercise its option to purchase IPO Shares in the Share Allocation shall respond to the "Indication of Interest" form that it shall receive from or on behalf of the underwriters of the IPO within the delay specified therein, effecting a "Holder"s Notification". A holder of Series A Preferred may exercise its option as aforesaid with respect to all or some of the IPO Shares offered to it in the Share Allocation. Any holder of Series A Preferred that shall not have notified the Company of its exercise of such option within the aforesaid delay shall be deemed not to have exercised its option hereunder. Neither the Company nor any underwriter engaged by the Company shall have any liability under this Section 4 to any holder of Series A Preferred whose address is not correct on the books of the Company (or of its transfer agent) or who for any other reason shall not effect its Holder"s Notification in a timely manner or with respect to all of the IPO Shares which it may be entitled to purchase under this Section 4.

          4.4 Each Holder"s Notification shall state (i) how many IPO Shares of its Pro Rata Share it desires to purchase (and may state "all" or "one half" of its Pro Rata Share or comparable summary description) and (ii) if it shall desire to purchase all of its Pro Rata Share, whether in addition it shall desire to purchase any of its Pro Rata Share of the IPO Shares offered to other holders of shares of Series A Preferred in the Share Allocation who shall not have exercised their option to purchase all of the IPO Shares offered them in the Program. Settlement of the purchase

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and sale of the IPO Shares shall occur on the same terms and conditions as shall be offered to the public in the IPO.

          4.5 Each holder of Series A Preferred that shall participate in the Share Allocation agrees, upon request of the Company or the underwriters managing any underwritten offering of the Company"s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any IPO Shares that it shall acquire pursuant to the Share Allocation without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180)
days) from the date of the IPO or for such period of time (not to exceed ninety
(90) days) from the effective date of any subsequent registration statement after the IPO (other than an Excluded Registration Statement) as may be requested by the underwriters, and if so requested by the Company or such underwriters, to enter into a lockup agreement to the foregoing effect and in a form satisfactory to the Company and such underwriters; provided however, that
                                                        ----------------
holders of shares of Series A Preferred shall not be so obligated not to dispose of their IPO Shares, and shall not be required to enter into such a lock-up agreement with respect thereto, unless: (A) in the case of the IPO, (i) all executive officers and 1% shareholders of the Company agree to the same lock-up and (ii) such agreement shall provide that any discretionary waiver or termination of the restrictions of any such lock-up agreements by the Company or representatives of the underwriters shall apply to all persons subject to such agreements pro rata based on the number of shares subject to such agreements; and (B) in the case of a registration statement subsequent to the IPO, (i) all executive officers agree to the same lock-up and (ii) the holders have the ability to sell not less than 25% of the Shares registered in any such subsequent offering. The obligations of the holders of Series A Preferred set forth in this Section 4.5 shall expire on the date that is the second anniversary of the IPO of the Company"s securities.

          4.6  In lieu of participating in the Share Allocation pursuant to this
Section 4, each holder of the Series A Preferred who originally purchased the Series A Preferred from the Company may enter into an agreement with the Company providing for the purchase by such holder of a number of shares of Common Stock equal to such holder"s Pro Rata Share times 755,179 at a per share price equal to the gross offering price of the Common Stock in the IPO concurrently with the closing of the IPO (or, at the Company"s option, promptly thereafter), provided that a binding agreement in form and substance reasonably acceptable to the Company and the holder with respect to such purchase has been entered into prior to the initial filing of the Company of a Registration Statement with respect to the IPO. Any holder electing to exercise its rights under this Section 4.6 shall not be entitled to any rights under Sections 4.1 through 4.4. The Company will use reasonable efforts to provide each holder of Series A Preferred with advance notice of the initial filing of the Company"s Registration Statement at least one day in advance of such filing (unless such filing is made within one week of the date hereof, in which case no further notice will be required). Each holder purchasing shares pursuant to this Section 4.6 will be required to make representations, warranties and agreements comparable to those set forth in
Section 3 of the Stock Purchase Agreement with respect to such purchase and to enter into an appropriate amendment to this Agreement to entitle such shares to the registration rights and subject such shares to the restrictions and obligations and on the same terms and conditions set forth herein as if the Common Stock issuable under this Section 4.6 was Series A Preferred. All of the parties to this Agreement agree to enter to such an amendment promptly following a written request by the Company following the exercise by an Purchaser of Series A Preferred of its right to purchase shares pursuant to this Section 4.6. Shares purchased pursuant to this
Section 4.6 will be subject to the lock-up obligations set forth in Section 4.5 as if they were IPO Shares, subject to the conditions set forth therein. Notwithstanding any provision to the contrary in this Agreement, for purposes of this Section 4.6, "Pro Rata Share" is to be calculated as though each Investor purchasing Series A Preferred at a Later Closing (as defined in the Stock Purchase Agreement) shall have purchased all such Series A Preferred at the Closing (as defined in the Stock Purchase Agreement) and was a holder thereof at the time of such calculation.

     5.   Requested Registration.

          5.1  Notice of Registration; Registration.  In case the Company shall
               ------------------------------------
receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance (other than a registration on Form S-3 or any successor form) that would result in an aggregate offering of at least $15,000,000, the Company will:

               (a) promptly give written notice of the proposed registration to all other Holders; and

               (b) subject to Section 5.3, use its reasonable efforts to effect, as soon as practicable, such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with (i) all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within ten (10) business days after receipt of such written notice from the Company, and (ii) such additional securities as the Company may desire to register, including, but not limited to, securities of the Company which are held by officers or directors of the Company or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration; provided that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 5:

                   (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance or subject the Company to taxation in such jurisdiction unless the Company is already subject to service in such jurisdiction or taxation in such jurisdiction, respectively, and except as may be required by the Securities Act;

                   (ii) After the Company has effected one (1) registration pursuant to this Section 5 and such registration has been declared or ordered effective and the securities offered pursuant to such registration have been sold;

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

                   (iii) If at the time of the request to register Registrable Securities the Company gives notice within thirty (30) days of such request that it is engaged or has fixed plans to engage within thirty (30) days of the time of the request in a firmly underwritten registered public offering as to which the Holders may include Registrable Securities pursuant to Section 6 or 7 hereof; or

                   (iv) Prior to six (6) months following the closing of the IPO.

     Subject to the foregoing clauses (i) through (iv) and to Section 5.3, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Initiating Holders.

          5.2  Underwriting.  If the Initiating Holders intend to distribute the
               ------------
Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 5 and the Company shall include such information in the written notice referred to in Section 5.1. The right of any Holder to registration pursuant to
Section 5 shall be conditioned upon such Holder"s participation in such underwriting and the inclusion of such Holder"s Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. If officers or directors of the Company shall request inclusion of securities of the Company other than Registrable Securities in any registration pursuant to this Section 2.1, or if holders of securities of the Company who are entitled by contract with the Company (other than this Agreement) to have securities included in such a registration (such officers, directors, and other shareholders being collectively referred to as the "Other Shareholders") request such inclusion, such securities of the Other Shareholders may be included in the underwriting, provided that such Other Shareholders accept the further applicable provisions of this Agreement.

     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders and consented to by the Company, which consent shall not be unreasonably denied. Notwithstanding any other provision of this Section 5, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten and so advises the Initiating Holders in writing, then the Company shall so advise all Holders and Other Shareholders who have indicated to the Company their decision to distribute any of their Registrable Securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders and Other Shareholders as follows: first, an equal aggregate number of shares of Registrable Securities of each of the Investors (as a group) and the Founders (as a group); and second, among the Other Shareholders. Registrable Securities are to be allocated within each group as aforesaid in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Investors, the Founders, or the Other Shareholders, as applicable, at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or Other Shareholder to the nearest 100 shares. No Registrable Securities excluded from the underwriting by reason of the underwriter"s marketing limitation shall be included in such registration.

     If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable
              --------  -------
Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportions used above in determining the underwriter limitation.

     If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or the account of others in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

          5.3  Delay of Registration.  If the Company shall furnish to the
               ---------------------
Initiating Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would not be in the best interests of the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore appropriate to defer the filing of such registration statement, then the Company may direct that such request for registration be delayed for a period not in excess of one hundred twenty (120) days, such right to delay a request to be exercised by the Company not more than once in any twelve month period.

     6.   Company Registration.

          6.1  Notice of Registration.  If at any time or from time to time
               ----------------------
the Company shall determine to register any of its Common Stock on Form S-1 or Form S-3 (or any successor form under the Securities Act) (other than with respect to a shelf registration statement), for its own account in connection with the public offering of such securities solely for cash, the Company will:

               (a)  promptly give to each Holder written notice thereof; and

               (b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten (10) business days after receipt of such written notice from the Company, by any Holder.

     Notwithstanding the foregoing, no registrations of securities by the Company on an Excluded Registration Statement shall give rise to the rights of the Holders set forth in this Section.

          6.2  Underwriting.  If the registration of which the Company gives
               ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 6.1(a). In such event the right of any Holder to registration pursuant to this Section 6 shall be conditioned upon such Holder"s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit all or any portion of the Registrable Securities to be included in such registration. The Company shall so advise all Holders and Other Shareholders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated as follows: first, an equal aggregate number of shares of Registrable Securities of each of the Investors (as a group) and the Founders (as a group); and second, among the Other Shareholders. Registrable Securities are to be allocated within each group as aforesaid in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Investors, the Founders, or the Other Shareholders, as applicable, at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or Other Shareholder to the nearest 100 shares. If any Holder or Other Shareholder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

          6.3  Right to Terminate Registration.  The Company shall have the
               -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

          6.4  Termination of Rights.  The rights to cause the Company to
               ---------------------
register Registrable Securities pursuant to this Section 6 shall terminate three
(3) years after the IPO.

     7.   Registration on Form S-3.

          7.1 If any Holder or Holders holding in the aggregate not less than 25% of the then outstanding Registrable Securities request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $2,500,000, and the Company is at the time of such request a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its reasonable efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than two such registrations pursuant to this Section 7 in any twelve (12) month period or more than a total of three registrations under this Section 7. The substantive provisions of Section 5.2 shall be applicable to each registration initiated under this Section 7.

          7.2 Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 7: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance or subject the Company to taxation in such jurisdiction unless the Company is already subject to service in such jurisdiction or taxation in such jurisdiction, respectively, and except as may be required by the Securities Act;
(ii) if the Company, within ten (10) days of the receipt of the request of the Holders, gives notice of its bona fide intention to effect the filing of a registration statement (other than an Excluded Registration Statement) with the Commission within ninety (90) days of receipt of such request; (iii) during the period starting with the date sixty (60) days prior to the Company"s estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than an Excluded Registration Statement), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company"s obligation to use its reasonable efforts to file a registration statement shall be deferred for a period not to exceed one hundred twenty (120) days from the receipt of the request to file such registration by such Holder; provided, however, that such right to delay a filing may not be exercised by the Company more than once in any twelve month period.

     8. Limitations on Subsequent Rights. From and after the date of this Agreement, the Company shall not, without the consent of Holders of a majority of the Registrable Securities and of TCV III (Q), L.P. ("TCV"), enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless (i) such new registration rights and related obligations, including standoff obligations, are on a pari passu basis with those rights of the Investors and the Founders
     ---- -----
hereunder (it being understood that pari passu shall be determined with
                                    ---- -----
reference to the relative pro rata effect, if any, of the granting of the
                          --- ----
additional registration rights on the Founders (as a group) and the Investors (as a group)); or (ii) such new registration rights are junior to the registration rights granted the Investors and the Founders hereunder and the related obligations, including standoff obligations, are equally or more burdensome than the obligations of the Holders hereunder.

     9.   Expenses of Registration.

          9.1 All Registration Expenses and Selling Expenses incurred in connection with a registration pursuant to Section 7 shall be borne pro rata by the Holder or Holders requesting the registration according to the number of Registrable Securities included in such registration.

          9.2 All Registration Expenses incurred in connection with all registrations pursuant to Sections 5 or 6 shall be borne by the Company.

          9.3 All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered. In connection with any registration pursuant to Sections 5 or 6, if the participating Holders elect to be represented by counsel for the Company, the Company will pay the fees and disbursements of its counsel incurred in so representing such participating Holders and such fees and disbursements will not constitute Selling Expenses.

     10. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

               (a) Prepare and file with the Commission a registration statement with respect to such securities and use all reasonable efforts to cause such registration statement to become and remain effective until the earlier of the expiration of one hundred eighty (180) days or completion of the distribution described in the Registration Statement;

               (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such registration statement

               (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

     11.  Indemnification.

          11.1 The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be for use therein.

          11.2 Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the maximum liability of each Holder under this Section 11.2 shall be limited in an amount equal to the net proceeds received by such Holder in such offering, unless such liability arises out of or is based solely on willful misconduct by such Holder.

          11.3 Each party entitled to indemnification under this Section 11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include the giving by the claimant or plaintiff to such Indemnified Party of an unconditional release from all liability in respect to such claim or litigation.

          12. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. At any time during the effectiveness of any registration statement covering Registrable Securities offered by a Holder, if such Holder becomes aware of any change materially affecting the accuracy of the information contained in such registration statement or the prospectus (as then amended or supplemented) relating to such Holder, it shall immediately notify the Company of such change.

          13. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its reasonable efforts to:

                    (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended.

                    (b) Use its reasonable efforts to file with the commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (at any time after it has become subject to such reporting requirements); and

                    (c) So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company with the Commission on a non-confidential basis as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration; provided, however, that no such copies shall need to be provided
              --------  -------
by the Company if such reports or documents are available from the Commission's internet EDGAR database.

          14. Transfer of Rights. The rights to cause the Company to register securities granted Holders under Sections 5, 6 and 7, and the first refusal and maintenance rights granted Holders under Sections 16 and 17 hereof, may be assigned to any affiliate of a Holder (including without limitation any former partner in any Holder that is a partnership or former member in a Holder that is a limited liability company) or to a transferee or assignee reasonably acceptable to the Company in connection in each case with any transfer or assignment of Registrable Securities by a Holder (but may not be otherwise assigned or transferred) provided that: (i) such transfer complies with Section 2 hereof and otherwise with applicable securities laws; (ii) in the case of an assignment of the rights granted under Sections 5, 6 and 7 hereof, such assignee or transferee acquires an aggregate of at least 150,000 Shares (as may be appropriately adjusted upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event) or shares of Series A Preferred (counted on an as-converted into Common Stock basis); (iii) in the case of an assignment of the rights granted under Section 16 or 17 hereof, such assignee or transferee acquires an aggregate of at least 250,000 Shares (as may be appropriately adjusted upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event) or shares of Series A Preferred (counted on an as-converted into Common Stock basis); and
(iv) such assignee or transferee becomes a party to this Agreement and assumes all of the obligations of the transferring Holder hereunder.

          15. Standoff Agreement. Each Shareholder and Additional Rightsholder agrees, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the date of the IPO or for such period of time (not to exceed ninety (90) days) from the effective date of any subsequent registration statement after the IPO (other than an Excluded Registration Statement) as may be requested by the underwriters, and if so requested by the Company or such underwriters, to enter into a lockup agreement to the foregoing effect and in a form satisfactory to the Company and such underwriters; provided however, that holders of shares of
                                   ----------------
Series A Preferred shall not be so obligated not to dispose of their Registrable Securities, and shall not be required to enter into such a lock-up agreement with respect thereto, unless: (A) in the case of the IPO, (i) all executive officers and 1% shareholders of the Company agree to the same lock-up and (ii) such agreement shall provide that any discretionary waiver or termination of the restrictions of any such lock-up agreements by the Company or representatives of the underwriters shall apply to all persons subject to such agreements pro rata based on the number of shares subject to such agreements; and (B) in the case of a registration statement subsequent to the IPO, (i) all executive officers agree to the same lock-up and (ii) the holders have the ability to sell not less than 25% of the Shares registered in any such subsequent offering. The obligations of the Shareholders and Additional Rightsholders set forth in this Section 15 shall expire on the date that is the second anniversary of the IPO of the Company"s securities.

          16. Right of First Refusal. Before any Shares or other securities of the Company held by a Shareholder or any transferee (either being sometimes referred to herein as the "Selling Shareholder") may be sold or otherwise transferred (including transfer by gift or operation of law), the remaining Shareholders and the Company shall have a right of first refusal to purchase such securities on the terms and conditions set forth in this Section 16 (the "Right of First Refusal").

               16.1  First Refusal Notice. If a Shareholder desires to transfer
                     --------------------
any securities of the Company owned by it ("Sale Shares"), then at least 60 days prior to such transfer, other than a transfer exempt pursuant to Section 16.7, such Selling Shareholder must give notice (the "First Refusal Notice") to the Company and other Shareholders of its intention to effect such transfer. The First Refusal Notice must set forth (a) the number and class of Sale Shares to be sold by the Shareholder, (b) the date or proposed date of such transfer and the name and address of the transferee (the "Proposed Transferee"), and (c) the principal terms of such transfer, including the cash or other property or consideration to be received upon such transfer.

          16.2  Purchase Price. The purchase price for the Sale Shares and other
                --------------
securities purchased by the Shareholders or the Company under this Section 16 ("First Refusal Price") shall be the bona fide cash price or other consideration for which the Selling Shareholder proposes to transfer the Sale Shares as set forth in the First Refusal Notice. If the First Refusal Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined in good faith by the Board of Directors of the Company.

          16.3  Company's Option. The Company shall have the option, but not the
                ----------------
obligation, to purchase all, but not less than all, of the Sale Shares at the First Refusal Price. Within 20 days after the date the First Refusal Notice is given, the Company shall give written notice to the Selling Shareholder and the other Shareholders stating its intention to exercise such option, and a date and time for consummation of the purchase not less than 60 days nor more than 90 days after the date the First Refusal Notice was given. Failure by the Company to give such notice within such time period shall be deemed an election by it not to exercise its option.

          16.4  Shareholders" Option.
                --------------------

                (a) If the Company fails to exercise the option with respect to all of the Sale Shares, each of the other Shareholders shall have the option, but not the obligation, to purchase all but not less than all of the Sale Shares on the same terms, including the First Refusal Price, as specified in the First Refusal Notice. After the expiration of the 20 day period in Section 16.3 hereof, but within 30 days after the First Refusal Notice is given, any electing Shareholder shall give written notice to the transferring Selling Shareholder and the Company stating that it elects to exercise its option and a date and time for consummation of the purchase not more than 90 days after the date the First Refusal Notice is given. Failure by a Shareholder to give such notice within such time period shall be deemed an election by it not to exercise its option. If more than one Shareholder exercises this option, the number of Sale Shares that each such Shareholder shall be entitled to purchase shall be equal to such Shareholder"s Pro Rata Share.

                (b)  "Pro Rata Share" of a Shareholder for purposes of this
Section 16 shall be calculated as of the date of the First Refusal Notice and shall be determined by dividing:

                     (i) the sum of (A) the number of outstanding shares of Common Stock then held by such Shareholder, plus (B) the number of shares of Common Stock issuable upon conversion in full of all shares of outstanding preferred stock, if any, then held by such Shareholder; by

                     (ii) the sum of (A) the number of outstanding shares of Common Stock then held by all Shareholders exercising their option under this
Section 16.4 with respect to the securities to be sold pursuant to such First Refusal Notice (the "Purchasing Shareholders"), plus (B) the number of shares of Common Stock issuable upon conversion in full of all outstanding shares of preferred stock, if any, then held by all Purchasing Shareholders.

          16.5  Payment. Payment of the First Refusal Price shall be made in
                -------
cash, by check, or, in the case of a sale to the Company, by cancellation of all or a portion of any outstanding indebtedness of the Selling Shareholder to the Company, or by any appropriate combination thereof.

          16.6  Selling Shareholder's Right to Transfer. If all of the Sale
                ---------------------------------------
Shares proposed in the First Refusal Notice to be transferred to a given Proposed Transferee are not purchased by either the Shareholders or the Company, then the Selling Shareholder may sell or otherwise transfer such Sale Shares and other securities to that Proposed Transferee at the First Refusal Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the First Refusal Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Agreement shall continue to apply to the Sale Shares and such other securities if applicable in the hands of such Proposed Transferee. If the Sale Shares and other securities described in the First Refusal Notice are not transferred to the Proposed Transferee within such period, a new First Refusal Notice shall be given to the Company and the Shareholders, and the Shareholders and the Company shall again be offered the Right of First Refusal in accordance with this Section 16 before any Shares held by the Selling Holder may be sold or otherwise transferred.

          16.7  Exception for Certain Transfers. Anything to the contrary
                -------------------------------
contained in this Section 16 notwithstanding, (i) in the case of a Selling Shareholder that is an individual, the transfer of any or all of the Shares or other securities of the Company during the Selling Shareholder's lifetime or on the Selling Shareholder's death by will or intestacy to the Selling Shareholder"s immediate family or a trust for the benefit of the Selling Shareholder"s immediate family shall be exempt from the provisions of this
Section 16 and (ii) in the case of a Selling Shareholder that is a corporation, partnership or other business entity, the transfer of any or all of the Shares or other securities of the Company to any controlled or controlling corporate, partnership or other business entity of such Selling Shareholder (or any corporate, partnership or other business entity under common control with such Selling Shareholder) shall be exempt from the provisions of this Section 10. "Immediate Family" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 16, and there shall be no further transfer of such Shares or other securities except in accordance with the terms of this Section 16.

          16.8  Transfers Void. Any attempted transfer in violation of the terms
                --------------
of this Section 16 shall be ineffective to vest in any Proposed Transferee any interest held by the transferring Selling Shareholder in the shares. Without limiting the foregoing, any purported transfer in violation hereof shall be ineffective as against the Company, and the Company and the Shareholders shall have a continuing right and option (but not an obligation), until the restrictions contained in this Section 16 terminate, to purchase the securities purported to be transferred by the Selling Shareholder in violation of this Section 16 for a price and on terms provided for herein.

          16.9  Termination or Waiver of Right of First Refusal. The Right of
                -----------------------------------------------
First Refusal shall terminate upon the earlier of (i) the IPO, (ii) the dissolution of the Company, or (iii) the effective date of a Change in Control.

     17. Maintenance Right. In the event that the Company shall offer for sale New Securities (as defined below) after the date of this Agreement, each Major Shareholder (as hereafter defined) shall be entitled to purchase its Pro Rata Share (as hereafter defined) of the New Securities, on the same terms and conditions and at the same price as that offered to third parties. A "Major Shareholder" is a Shareholder that shall hold on the date of the notice referred to in Section 17.3 below more than 125,000 Shares (as may be appropriately adjusted upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event occurring between the date hereof and the date of such Notice), calculated by adding the number of outstanding Shares then held by such Shareholder to the number of Shares issuable upon conversion in full of all shares of outstanding Series A Preferred then held by such Shareholder.

     The "Pro Rata Share" of a Shareholder, for purposes of this Section, shall be calculated as of the date of the relevant notice referred to in Section 17.3 and shall be determined by dividing:

                    (i) the sum of (A) the number of outstanding Shares then held by such Shareholder plus (B) the number of Shares issuable upon conversion in full of all shares of outstanding Series A Preferred then held by such Shareholder; by

                    (ii) the sum of (A) the total number of Shares then outstanding, plus (B) the total number of Shares issuable upon conversion in full of all Series A Preferred then outstanding.

          17.2  Maintenance Right. This maintenance right (the "Maintenance
                -----------------
Right") shall be subject to the following provisions:

     "New Securities" shall mean any Shares of Common Stock or any series of the Company's preferred stock convertible into Common Stock and rights, options or warrants to purchase such Shares or share of preferred stock, and securities of any type whatsoever (including, without limitation, convertible debt securities) that are, or may become, convertible into Shares of Common Stock. However, "New Securities" does not include:

                (a) Common Stock issuable pursuant to any outstanding securities;

                (b) securities issued in a firm commitment underwritten public offering, pursuant to an effective registration statement under the Securities Act, covering the offer and sale of equity securities for the Company's account;

                (c) securities issued pursuant to any acquisition, merger, purchase, reorganization, or consolidation;

                (d) securities issued to employees, officers, or directors of, or consultants to, the Company, pursuant to stock purchase or stock option plans or other arrangements approved by the Company's Board of Directors or pursuant to the terms of such securities;

                (e) securities issued to effect any stock split, stock dividend or recapitalization or similar event by the Company;

                (f) securities issued to vendors, customers, lenders, or in connection with other principally non-equity financing arrangements; provided that, if any such vendor, customer or lender is Korea Data Systems Co., Ltd. or Trigem Computer, Inc., or any person or entity in control thereof , under common control therewith or controlled thereby, such securities issuance shall have been approved by the director nominated by the Series A Preferred;

                (g)  issuances to non-affiliates for non-cash consideration; or

                (h) Series A Preferred Stock issued pursuant to the Stock Purchase Agreement.

          17.3  Notice. In the event the Company proposes to undertake issuance
                ------
of New Securities, it shall give each Major Shareholder written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same and providing each Shareholder, at such Shareholder's request, with all information provided to prospective purchasers of such New Securities. Each Major Shareholder shall have twenty (20) days from the date of receipt of any such notice to agree to purchase up to its Pro-Rata Share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities it elects to purchase. The Company shall inform each Major Shareholder that has elected to purchase New Securities of the date and place of the closing of the sale of New Securities pursuant to Section 17.4 below (a "New Securities Closing") and at such closing each such Shareholder will purchase and pay for the New Securities it elected, and is entitled, to purchase.

          17.4  Company's Right to Sell New Securities. The Company shall have
                --------------------------------------
ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of such agreement) to sell the New Securities respecting which the foregoing Maintenance Rights were not exercised, at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not, within such ninety (90) day period, sold the New Securities or entered into an agreement to sell the New Securities (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of such agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Shareholders in the manner provided above.

          17.5  Termination or Waiver of Shareholders Maintenance Right. The
                -------------------------------------------------------
Maintenance Right granted pursuant to this Section 17 shall terminate upon the earlier of (i) the IPO, (ii) the dissolution of the Company, or (iii) the effective date of a Change in Control.

     18.  Board of Directors: Voting Agreement.


          18.1  Agreement to Vote. Subject to Section 18.6 below, the Investors,
                -----------------
the Founders and any Additional Rightsholder that shall then be a Holder (collectively, the "Voting Holders") agree to vote the Shares of Common Stock and shares of Series A Preferred then held by them at any regular or special meeting of shareholders of the Company, or, in lieu of any such meeting, to give their written consent, as provided in Section 18.2 below. As used in this
Section 18, the term "vote" shall have the meaning set forth in Section 194 of the California Corporations Code (the "Code").

          18.2  Board of Directors. As is more fully elaborated in the Amended
                ------------------
and Restated Certificate of Incorporation of the Company, the Board of Directors shall consist of seven (7) members, elected as set forth therein. During the respective periods set forth in the Restated Certificate, two of the Directors shall be elected by TriGem Corporation ("TriGem"), two shall be elected by Korea Data Systems America, Inc. ("KDS"), one shall be elected by Stephen A. Dukker, one shall be elected by the holders of shares of Series A Preferred and one shall be elected by the holders of the outstanding shares of Series A Preferred and Shares of Common Stock, voting together as a class. A director may be removed from the Board of Directors, and any vacancy in the Board of Directors shall be filled, in each case as set forth in the Restated Certificate. With respect to any proposal concerning the election of either director who is to be elected by TriGem, the Voting Holders hereby covenant and agree that each Voting Holder shall vote its shares of Series A Preferred and Shares of Common Stock to nominate, appoint and elect as such director the nominee of TriGem. With respect to any proposal concerning the election of either director who is to be elected by KDS, the Voting Holders hereby covenant and agree that each Voting Holder shall vote its shares of Series A Preferred and Shares of Common Stock to nominate, appoint and elect as such director the nominee of KDS. With respect to any proposal concerning the election of the director who is to be Stephen A. Dukker, the Voting Holders hereby covenant and agree that each Voting Holder shall vote its shares of Series A Preferred and Shares of Common Stock to nominate, appoint and elect as such initial director Stephen A. Dukker. With respect to any proposal concerning the election of the director who is to be elected by the holders of a majority of the outstanding shares of the Series A Preferred and Shares of Common Stock, voting together as a class, the Voting Holders hereby covenant and agree that each Voting Holder shall vote its shares of Series A Preferred and Shares of Common Stock to nominate, appoint and elect as the initial such director Nathan Morton. With respect to any proposal concerning the election of the director who is to be elected by the holders of a majority of the outstanding shares of the Series A Preferred, voting together as a class, the Voting Holders hereby covenant and agree that each Voting Holder shall vote its shares of Series A Preferred and Shares of Common Stock to nominate, appoint and elect as such director the nominee of TCV, and as such initial director to nominate, appoint and elect C. Toms Newby III.

          18.3  No Revocation. The voting agreements contained herein are
                -------------
coupled with an interest and may not be revoked during the term of this Section 18.

          18.4  Stock Splits, Stock Dividends, etc. In the event of any stock
                ----------------------------------
split, stock dividend, recapitalization, reorganization, or the like, any securities issued as a result thereof with respect to the Voting Holders" Shares or shares of Series A Preferred shall become Voting Holders" Shares or shares of Series A Preferred, as the case may be, for purposes of this Section 18 and shall be endorsed with the legend set forth in Section 2 hereof.

          18.5  Waivers. Any term hereof may be amended and the observance of
                -------
any term hereof may be waived either generally or in a particular instance and either retroactively or prospectively only with the written consent of the Company and the holders of a majority of the outstanding Shares of Common Stock and a majority of the outstanding shares of Series A Preferred, voting as separate classes. No term hereof with respect to the director who is to be elected by the holders of a majority of the outstanding shares of the Series A Preferred, voting together as a class, shall be amended without the written consent of TCV.

          18.6  Board Observer Rights. For so long as the Industrial Investor
                ---------------------
owns at least 1,000,000 Shares of Common Stock, on an as if converted basis (adjusted for stock splits, combinations and the like), the Industrial Investor shall be entitled to designate, upon written notice to the Company, one (1) individual reasonably acceptable to the Company (such designee, the "Observer") who shall be entitled to notice of, to attend, and to any documentation distributed to the directors before, during or after, all meetings (including any action to be taken by written consent) of the Board and all committees thereof; provided, however, that the Company reserves the right to withhold any information and to exclude such Observer from any meeting or portion thereof if access to such information or attendance at such meeting could

     (i) in the judgment of the Company's outside counsel, adversely affect the attorney-client privilege between the Company and its counsel or cause the Board to breach its fiduciary duties, or

     (ii) in the good faith determination of a majority of the Board, result in a conflict between the interests of the Company and those of such Observer, the Industrial Investor or any of their affiliates.

The Observer shall not be permitted to vote at any meeting of the Board or be counted for purposes of determining whether there is sufficient quorum for the Board to conduct its business. The Industrial Investor and Observer shall maintain the confidentiality of all financial, confidential and proprietary information of the Company obtained by them as a result of the rights granted pursuant to this Section 18.6. By designating an Observer, the Industrial Investor agrees to cause such Observer upon the Company's request to execute an agreement providing for nondisclosure of the Company's proprietary information consistent with such agreements signed by the Company's employees. The parties hereto hereby acknowledge and agree that, except as set forth in this Section 18.6, an Observer shall not owe any fiduciary or other duties to the shareholders of the Company or otherwise have any directorial or other duties or liabilities to the Company or its shareholders as a result of the Observer's exercise of his rights hereunder. The Industrial Investor shall designate, and may replace, its Observer with or without cause in its sole discretion by providing written notice to the Company at least five (5) business days prior to any such action taking effect. In addition to the events of termination set forth in Section 18.7, any rights granted to an Observer under this Section 18.6 shall immediately terminate if the Industrial Investor no longer owns at least 1,000,000 shares of Common Stock, on an as if converted basis (adjusted for stock splits, combinations and the like). Exercise of the observer rights granted in this Section 18.6 shall not be transferable to a transferee or assignee of shares of the Company's capital stock. Notwithstanding anything contained herein to the contrary, the Company's failure to comply with any provision of this Section 18.6 shall not affect the validity of any action taken (whether at a meeting or by written consent) by the Board, or any committee thereof, or by any or all of the Company's stockholders.

          18.7  Termination. All parties" rights under this Section 18 will
                -----------
terminate upon the earliest to occur of (i) the IPO, (ii) the dissolution of the Company, or (iii) the effective date of a Change of Control.

     19.  Miscellaneous.

          19.1  Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE
                -------------
WITH, AND GOVERNED IN ALL RESPECTS BY, THE LAWS OF THE STATE OF CALIFORNIA, AS APPLIED TO AGREEMENTS ENTERED INTO, AND TO BE PERFORMED ENTIRELY IN SUCH STATE, BETWEEN RESIDENTS OF SUCH STATE. THE PARTIES HERETO (I) AGREE TO SUBMIT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE COUNTIES OF ORANGE, SANTA CLARA OR SAN FRANCISCO OF THE STATE OF CALIFORNIA WITH RESPECT TO THE BREACH OR INTERPRETATION OF THIS AGREEMENT OR THE ENFORCEMENT OF ANY AND ALL RIGHTS, DUTIES, LIABILITIES, OBLIGATIONS, POWERS, AND OTHER RELATIONS BETWEEN THE PARTIES ARISING UNDER THIS AGREEMENT, (II) WAIVE, TO THE FULLEST EXTENT EACH MAY EFFECTIVELY DO SO, ANY OBJECTION EACH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING AND (III) SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HERETO IRREVOCABLY WAIVE ANY IMMUNITY TO JURISDICTION TO WHICH THEY MAY OTHERWISE BE ENTITLED OR BECOME ENTITLED (INCLUDING SOVEREIGN IMMUNITY, IMMUNITY TO PRE-JUDGMENT ATTACHMENT, POST-JUDGMENT ATTACHMENT AND EXECUTION) IN ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED ON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WHICH IS INSTITUTED IN ANY CALIFORNIA COURT.

          19.2  Survival. The representations, warranties, covenants and
                --------
agreements made herein shall survive any investigation made by any Shareholder and the closing of the transactions contemplated hereby.

          19.3  Successors and Assigns. Except as otherwise provided herein, the
                ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          19.4  Entire Agreement. This Agreement and the other agreements
                ----------------
referenced herein constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

          19.5  Amendment. Except as expressly provided herein, neither this
                ---------
Agreement nor any provision hereof may be amended, waived, discharged or terminated other than by written consent of the Company, of Investors holding at least a majority of Series A Preferred (voting on an as if converted basis) and Shares issued on conversion of Series A Preferred, and of Holders holding at least a majority of the Shares of Common Stock, except in the case of the provisions of Sections 16, 17 and 18.6 of this Agreement, each of which may only be amended, waived, discharged or modified with the written consent of the Company and the Holders of at least 80% of the Shares (excluding Shares issued upon conversion of shares of Series A Preferred) then outstanding and at least 80% of the sum of the shares of Series A Preferred (voting on an as-if-converted basis) then outstanding and the Shares of Common Stock then outstanding and issued upon conversion of the Series A Preferred. Notwithstanding the foregoing:
(i) any amendment hereto that would adversely affect the holders of a specific class or series of the Company's capital stock in a manner different than the holders of other shares of capital stock shall also require the consent of the holders of a majority of the shares of such class or series so affected; and
(ii) any amendment that would adversely affect any of the Investors, Founders, or Additional Rightsholders in a manner different than the holders of other shares of capital stock shall also require the consent of, if the Investors are so affected, the Investors (or their assignees to whom Investors have expressly assigned their rights in compliance with Section 14 hereof) who then hold at least fifty percent (50%) of the Investor Registrable Securities then held by persons entitled to registration rights hereunder and, if the Founders are so affected, the Founders (or their assignees to whom they have expressly assigned their rights in compliance with Section 14 hereof) who then hold at least fifty percent (50%) of the Founder Registrable Securities then held by persons entitled to registration rights hereunder and, if the Additional Rightsholders are so affected, the Additional Rightsholders (or their assignees to whom Additional Rightsholders have expressly assigned their rights in compliance with
Section 14 hereof) who then hold at least fifty percent (50%) of the Additional Registrable Securities then held by persons entitled to registration rights hereunder; provided, however, that any Investor, Founder, or Additional
           ------------------
Rightsholder, or any such assignee thereof may waive hereunder any of such holder's rights or the Company's obligations hereunder without obtaining the consent of any other Investor, Founder, Additional Rightsholder or assignee. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party hereto or upon each Holder of shares of the consenting class or series of capital stock or upon each Investor, Founder, Additional Rightsholder or assignee, as the case may be; provided, however, that no such amendment or
                                 -----------------
waiver shall reduce the percentage of Shares (excluding Shares issued upon conversion of shares of Series A Preferred) necessary to amend this Agreement without the consent of the holders of at least 80% of the Shares (excluding Shares issued upon conversion of shares of Series A Preferred), and no such amendment or waiver shall reduce the percentage of shares of Series A Preferred (voting on an as-if-converted basis) and Shares of Common Stock then outstanding issued upon conversion of the Series A Preferred without the consent of all shares of Series A Preferred (voting on an as-if-converted basis) and all Shares of Common Stock then outstanding issued upon conversion of the Series A Preferred.

          19.6  Notices, etc.  All notices and other communications required or
                ------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Shareholder, at such person's address as set forth on Schedule A, or at such other address as such person shall have furnished to the
----------
Company in writing, or (b) if to any other Shareholder of any Shares, at such address as such Shareholder shall have furnished the Company in writing, or, until any such Shareholder so furnishes an address to the Company, then to and at the address of the last Shareholder of such Shares who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth below and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Shareholders.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

          19.7  Delays or Omissions. Except as expressly provided herein, no
                -------------------
delay or omission to exercise any right, power or remedy accruing to any Shareholder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Shareholder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Shareholder of any breach or default under this Agreement, or any waiver on the part of any Shareholder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Shareholder, shall be cumulative and not alternative.

          19.8  Expenses. Except as otherwise provided in Section 9, the Company
                --------
and each Shareholder shall bear their own respective expenses incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

          19.9  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, each of which may be executed by less than all of the Shareholders, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Upon execution of a counterpart of this Agreement by an Additional Rightsholder, such Additional Rightsholder shall become a party hereto for all purposes, and this Agreement shall be enforceable against such Additional Rightsholder in all respects.

          19.10 Severability. In the event that any provision of this Agreement
                ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

          19.11 Titles and Subtitles. The titles and subtitles used in this
                --------------------
Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

          19.12 Aggregation. All shares of capital stock of the Company held or
                -----------
acquired by affiliated persons or entities shall be aggregated together for purposes of determining the availability of rights under this Agreement, except as otherwise set forth herein.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

                                    eMachines, Inc.

                                    By: /s/ Steven H. Miller
                                       _______________________________________
                                    Name:  Steven H. Miller
                                    Title: Vice President and Chief Financial
                                           Officer

                                    FOUNDERS

                                    TriGem Corporation

                                    By: /s/ Joong Sik Lee
                                       _______________________________________
                                    Name:  Joong Sik Lee
                                    Title: President and Chief Executive Officer

                                    Korea Data Systems America, Inc.

                                    By: /s/ Kwang Rae Park
                                       _______________________________________
                                    Name:  Kwang Rae Park
                                    Title: President

                                    /s/ Chul Chung
                                    __________________________________________
                                    Chul Chung

                                    /s/ Stephen A. Dukker
                                    __________________________________________
                                    Stephen A. Dukker

                                    /s/ Lap Shun Hui
                                    __________________________________________
                                    Lap Shun Hui

                                    /s/ Dae Soo Koh
                                    __________________________________________
                                    Dae Soo Koh

                                    /s/ Jung Koh
                                    __________________________________________
                                    Jung Koh

                                    /s/ Hong Soon Lee
                                    __________________________________________
                                    Hong Soon Lee

                                    /s/ Hong Sun Lee
                                    __________________________________________
                                    Hong Sun Lee

INVESTORS:

AMERICA ONLINE, INC.
a Delaware corporation

By: /s/ Lennert Lescher
   ________________________
   Name:  Lennert Lescher
   Title: President, AOL Investments

TCV III (GP)
a Delaware General Partnership

By:  Technology Crossover Management III, L.L.C.,
Its: General Partner

By: /s/ Robert C. Bensky
   _____________________________________
   Name:  Robert C. Bensky
   Title:  Chief Financial Officer

TCV III, L.P.
a Delaware Limited Partnership

By:  Technology Crossover Management III, L.L.C.,
Its: General Partner

By: /s/ Robert C. Bensky
   _____________________________________
   Name:  Robert C. Bensky
   Title: Chief Financial Officer

TCV III (Q), L.P.
a Delaware Limited Partnership

By:  Technology Crossover Management III, L.L.C.,
Its: General Partner

By: /s/ Robert C. Bensky
   _____________________________________
   Name:  Robert C. Bensky
   Title: Chief Financial Officer

TCV III Strategic Partners, L.P.
a Delaware Limited Partnership

By:  Technology Crossover Management III, L.L.C.,
Its: General Partner

By: /s/ Robert C. Bensky
   _____________________________________
   Name:  Robert C. Bensky
   Title: Chief Financial Officer

FRANKLIN SMALL CAP GROWTH FUND

By: /s/ Michael P. McCarthy
   _____________________________________
   Name:  Michael P. McCarthy
   Title: Portfolio Manager/Analyst

FRANKLIN CALIFORNIA GROWTH FUND

By: /s/ Michael P. McCarthy
   _____________________________________
   Name:  Michael P. McCarthy
   Title: Portfolio Manager/Analyst

FRANKLIN AGGRESSIVE GROWTH FUND

By: /s/ Michael P. McCarthy
   _____________________________________
   Name:  Michael P. McCarthy
   Title: Portfolio Manager/Analyst

HIKARI TSUSHIN, INC.

By: /s/ Masahide Saito
   _____________________________________
   Masahide Saito, Director

VAN WAGONER CAPITAL

By: /s/ Garret Van Wagoner
   _____________________________________
   Name:  Garret Van Wagoner
   Title: President

ATGF II


By: /s/ Gary A. Tanaka
   ______________________________________
Name:  Gary A. Tanaka
Title: Director


VERTEX CAPITAL II LLC


By: /s/ Matthew O. Fitzmaurice
   _____________________________________
Name:  Matthew O. Fitzmaurice
Title: Manager


WILLIAM SLATTERY

/s/ William Slattery
________________________________________


JAMES STABLEFORD

/s/ James Stableford
________________________________________



LITTON MASTER TRUST


By: /s/ Gary A. Tanaka
   _____________________________________
Name:  Gary A. Tanaka
Title: Attorney in fact


JOAQUIN GARCIA-LARRIEU

/s/ Joaquin Garcia-Larrieu
________________________________________

NEW MILLENNIUM PARTNERS - EMACHINES, L.P.

By:  New Millennium Venture Partners, LLC
Its: General Partner

By: /s/ Robert Senoff
   _____________________________________
   Robert Senoff, Managing Member

RHO MANAGEMENT TRUST I

By: RHO MANAGEMENT COMPANY, INC.
    as Investment Adviser

By: [signature illegible]
   _____________________________________
   Name:
   Title:

RRE INVESTORS, L.P.


By: /s/ Andrew L. Zalasin
   _____________________________________
   Andrew L. Zalasin, General Partner


RRE INVESTORS FUND, L.P.


By: /s/ Andrew L. Zalasin
   _____________________________________
   Andrew L. Zalasin, General Partner

PARIBAS NORTH AMERICA, INC.

By: /s/ Patricia Lau
   _____________________________________
   Patricia Lau, Assistant Controller

OMEGA VENTURES III, L.L.C.

By: RS Omega III Holdings, L.L.C., Authorized Signatory


By: /s/ Michael Stark
   _____________________________________
   Managing Member


RS & CO. OFFSHORE OMEGA VENTURES III

By: RS Omega III Holdings, L.L.C., Authorized Signatory


By: /s/ Michael Stark
   _____________________________________
   Managing Member


OMEGA BAYVIEW, L.L.C.

By: [signature illegible]
   _____________________________________
   Authorized Signatory


CROSSOVER FUND II, L.P.

By:  Crossover Investment Management, L.L.C.,
Its: General Partner

By: /s/ Michael Stark
   _____________________________________
   Michael J. Stark, Managing Member

WILLIAM JAMES BELL 1993 TRUST

By: /s/ William James Bell
   _____________________________________
   William James Bell, Trustee

STANDARD GLOBAL EQUITY PARTNERS LP

By:  Standard Pacific Capital LLC
Its: General Partner

By: /s/ Ralph J. Long, Jr.
   _____________________________________
   Ralph J. Long, Jr., Chief Financial Officer

SCORPION OFFSHORE INVESTMENT FUND LTD.

By:  Standard Pacific Capital LLC
Its: Investment Advisor

By: /s/ Ralph J. Long, Jr.
   _____________________________________
   Ralph J. Long, Jr., Chief Financial Officer

STANDARD PACIFIC CAPITAL OFFSHORE
 INVESTMENT FUND LTD.

By:  Standard Pacific Capital LLC
Its: Investment Advisor

By: /s/ Ralph J. Long, Jr.
   _____________________________________
   Ralph J. Long, Jr., Chief Financial Officer

AB&T SALES CORP
a Delaware corporation

By: /s/ J. Richard Monarch
   _____________________________________
   Name:  J. Richard Monarch
   Title: V.P. Operations

BNK INVESTMENT INC.

By: /s/ Betty Ho
   _____________________________________
   Name:  Betty Ho
   Title:

MERCHANT CAPITAL, INC.


By: /s/ John M. Carroll
   _____________________________________
   John M. Carroll
   Vice President

W.I. HARPER GROUP

By: /s/ Peter Liu
   _____________________________________
   Peter Liu, Chairman

                                  Schedule A
                                   ----------

                                 Shareholders


Name                              Common Stock    Series A Preferred   Options
--------------------------------------------------------------------------------

TriGem Corporation
14350 Myford Road
Irvine, CA 92606                   29,200,000

Korea Data Systems America, Inc.
12300 Edison Way
Garden Grove, CA 92841             28,819,538

Stephen A. Dukker
2830 Buchanan Street
San Francisco, CA 94123             8,000,000                           227,897

Lap Shun Hui
12350 Edison Way
Garden Grove, CA                    1,600,000

Jung Koh
Korea World Trade Center Bldg.
Rm. #204
159, Samsung-dong
Kangnam-gu
Seoul,
KOREA                               2,400,000

Dae Soo Koh
Korea World Trade Center Bldg.
Rm. #204
159, Samsung-dong
Kangnam-gu
Seoul,
KOREA                               1,600,000

Hong Soon Lee
45-2 YOIDO
Youngdeungpo,
Seoul
KOREA                               2,400,000

     Name                           Common Stock  Series A Preferred     Options
--------------------------------------------------------------------------------

Chul Chung
45-2 YOIDO
Youngdeungpo, Seoul
KOREA                                 2,400,000

Hong Sun Lee
45-2 YOIDO
Youngdeungpo,
Seoul
KOREA                                 1,600,000

America Online, Inc.                                7,832,079
22000 AOL Way                                      (2,271,303 at Closing,
Dulles, VA  20166                                   5,560,776 at Second
Attention: Ron Peele                               AOL Closing)
Phone: (703) 265-2225
with a copy to:

Orrick, Herrington & Sutcliffe LLP
666 Fifth Avenue
New York, NY 10103
Attention: Martin H. Levenglick, Esq.

TCV III (GP)                                           26,161
TCV III, L.P.                                         124,263
TCV III (Q), L.P.                                   3,302,768
TCV III Strategic Partners, L.P.                      149,565
Technology Crossover Ventures
56 Main Street, Suite 210
Millburn, NJ 07041
Attention: Robert Bensky
Phone: (973) 467-5320
Fax:   (973) 467-532

     Name                            Common Stock  Series A Preferred   Options
--------------------------------------------------------------------------------

With a copy to:
Technology Crossover Ventures
575 High Street, Suite 400
Palo Alto, CA 94301
Attention: C. Toms Newby III
Phone: (650) 614-8207
Fax:   (650) 614-8222

Franklin Small Cap Growth Fund                     1,378,446
Franklin California Growth Fund                      783,208
Franklin Aggressive Growth Fund                       31,328
Franklin Templeton Group
777 Mariner's Island Blvd., 6/th/ Floor
San Mateo, CA 94404
Attention: Mike McCarthy
Phone: (650) 312-5421

Hikari Tsushin, Inc.                               2,192,982
Ohtemachi Nomura Bldg. 2-1-1
Ohtemachi, Chiyoda-ku, Tokyo, 100-0004
Attention: Masahide Saito, Director
Phone: (408) 348-0687

Van Wagoner Capital                                2,192,982
345 California St., Suite 2450
San Francisco, CA 94104
Attention: Garrett Van Wagoner
Phone: (415) 835-5000

ATGF II                                              800,208
Amerindo Investment Advisors Inc.
399 Park Avenue
18/th/ Floor
New York, NY 10022
Attention: Jessica Caruso

Vertex Capital II LLC                                 15,664
1771 James Avenue South
Minneapolis, MN 55403
Attention: Matthew Fitzmaurice

    Name                             Common Stock   Series A Preferred  Options
--------------------------------------------------------------------------------

William Slattery                                        783
c/o Amerindo Investment Advisors Inc.
399 Park Avenue
18/th/ Floor
New York, NY 10022

James Stableford                                      3,760
c/o Amerindo Investment Advisors Inc.
43 Upper Grovernor Street
London WIX9PG

Joaquin Garcia-Larrieu                                1,880
Amerindo Investment Advisors Inc.
399 Park Avenue
18/th/ Floor
New York, NY 10022

Litton Master Trust                                 195,802
Amerindo Investment Advisors Inc.
399 Park Avenue
18/th/ Floor
New York, NY 10022
Attention: Amy Caruso

New Millennium Partners, L.P.                       783,208
New Millennium Partners "emachines, L.P.
150 North Hill Drive, Suite 40,
Brisbane, CA 94005
Attention: Robert Senoff
Phone: (415) 656-2586
Fax:   (415) 656-2587

Rho Management                                      783,208
Rho Management Trust
767 5/th/ Avenue, 43/rd/ Floor
New York, NY 10153
Attention: Ben Terk, Greg Todd
Phone:  (212) 847-0411

Name                               Common Stock   Series A Preferred   Options
--------------------------------------------------------------------------------

RRE Investors, L.P.                               505,118
RRE Investors Fund, L.P.                          278,090
126 East 56/th/ Street
New York, NY 10022
Attention: Andrew L. Zalasin
Phone: (212) 418-5105

Paribas North America Inc.                        626,566
The Equitable Tower
787 Seventh Avenue
New York, NY 10019
Attention: John G. Martinez
Phone: (212) 841-3300

With a copy to:
Paribas Affaires Industrielles
3, rue D'ANTIN
75002 Paris
FRANCE
Attention: Jean-Paul BERNARDINI and Lionel MESTRE
Phone: 1 42 98 00 53

Omega Ventures III, L.L.C.                        159,119
RS & Co. Offshore Omega Ventures III              248,131
Omega Bayview, L.L.C.                              21,938
Crossover Fund II, L.P.                            40,736

Mailing Address:
Omega Venture Partners
c/o Michael Stark
555 California St., Suite 2350
San Francisco, CA 94104

with a copy to:
Omega Venture Partners
c/o Stephen Perkins
555 California Street, Suite 2350
San Francisco, CA 94104

Name                                                            Common Stock        Series A Preferred       Options
------------------------------------------------------------------------------------------------------------------------------
Bill Bell                                                                                313,283
William James Bell 1993 Trust
c/o Bill Bell
10539 Bellagio Road
Los Angeles, CA 90077

Standard Global Equity Partnership                                                       153,629
Scorpion Offshore Investment Fund Ltd.                                                    61,458
Standard Pacific Capital Offshore Investment Fund Ltd.                                    98,196

Mailing Address:
Standard Pacific Capital LLC
425 California Street , 26/th/ Floor
San Francisco, CA 94104
Attention: Ralph J. Long, Jr.
Phone: (415) 352-7123

AB&T Sales Corp.                                                                          78,320
7905A Cessna Ave.
Gaithersburg, MD 20879
Attention: Emmet Tydings
(301) 948-8161

BNK Investment Inc.                                                                      156,641
33 Lunau Lane
Thornhill, Ontario, Canada L3T 5N1
Attention: Ky Ho
Phone: (905) 882-2601

Merchant Capital, Inc.                                                                   156,641
11 Madison Avenue
New York, New York 10010
Attention: John Carroll
Phone: (212) 325-7652

International Network Capital Corp.                                                       46,993
International Network Capital LDC                                                         31,328
Bejing Technology Development Fund                                                       469,925
  (Cayman) LDC
S.Y. Ltd.                                                                                234,962

       Name                    Common Stock        Series A Preferred    Options
--------------------------------------------------------------------------------

Mailing Address For:
International Network Capital Corp.
International Network Capital LDC
Bejing Technology Development Fund (Cayman) LDC
S.Y. Ltd.
Attention: Peter Liu
50 California St., Ste. 2920
San Francisco, CA 94111